UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 13, 2025 (June 4, 2025)

Date of Report (date of earliest event reported)

SHIFT4 PAYMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39313	84-3676340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3501 Corporate Pkwy

Center Valley, PA 18034

(Address of principal executive offices) (Zip Code)

(888) 276-2108

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	FOUR	The New York Stock Exchange
6.00% Series A Mandatory Convertible Preferred Stock, par value $0.0001 per share	—	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Shift4 Payments, Inc. (the “Company”) is amending its Current Report on Form 8-K originally filed on June 4, 2025 to disclose certain compensation arrangements for Taylor Lauber, as described below. As previously reported, on June 4, 2025, the Board of Directors (the “Board”) of the Company appointed Taylor Lauber, the Company’s President, as the new Chief Executive Officer and the Company’s principal executive officer, in each case effective as of June 5, 2025 (the “Transition Date”). Additionally, this amendment reports new information under Item 1.02 and Item 5.07.

Item 1.02. Termination of a Material Definitive Agreement.

On June 16, 2025, Shift4 Payments, LLC (the “Issuer”) and Shift4 Payments Finance Sub, Inc. (the “Co-Issuer” and together with the Issuer, the “Issuers”), subsidiaries of the Company, deposited with U.S. Bank Trust Company, National Association (as successor-in-interest to U.S. Bank National Association), as trustee (the “Trustee”) of the Issuers’ outstanding 4.625% Senior Notes due 2026 (the “Notes”), cash in an amount sufficient to pay and discharge the aggregate principal amount outstanding on the Notes, plus accrued and unpaid interest on the Notes, to but excluding, the date of redemption of June 16, 2025.

In connection with the redemption of the Notes, the indenture governing the Notes (the “2026 Notes Indenture”) was satisfied and discharged in accordance with their terms and the subsidiary guarantors party to the 2026 Notes Indenture were released from their obligations under such guarantees.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Taylor Lauber as Chief Executive Officer

In connection with Mr. Lauber’s appointment as the Chief Executive Officer, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Lauber on June 17, 2025, effective as of the Transition Date. The Employment Agreement provides for an initial three-year term of employment with automatic one-year renewal terms unless otherwise terminated in accordance with the terms of the Employment Agreement. Pursuant to the Employment Agreement, Mr. Lauber will receive an annual base salary of $600,000 and will be eligible to participate in the Company’s annual cash bonus program. Mr. Lauber will also be eligible to receive annual awards under the Company’s Amended and Restated 2020 Incentive Award Plan (the “Plan”). Mr. Lauber’s annual equity grant for fiscal year 2026 will have a target aggregate value of $9,800,000.

In addition, Mr. Lauber will receive an award of restricted stock units (the “Initial RSU Award”) pursuant to an award agreement (the “CEO Award Agreement”) under the Plan. The Initial RSU Award will have an aggregate grant date value equal to $2,860,000. The Initial RSU Award will vest in three equal annual installments on each of the first three anniversaries of the Transition Date, subject to continued employment. In addition, Mr. Lauber will be eligible to receive certain expense reimbursement allowances, including commuting and security expenses and professional fees, pursuant to the Employment Agreement.

If Mr. Lauber’s employment is terminated by the Company without cause or due to his resignation for good reason outside of the Change in Control Protection Period (as defined below), he will be entitled to the following, in addition to any accrued amounts, subject to his execution and non-revocation of a release of claims agreement: (i) any earned, unpaid annual bonus for the year prior to the year of termination, (ii) a pro-rated portion of the Executive’s target annual bonus for the year of termination, (iii) continued payment of his base salary for 12 months following termination, (iv) continued group health coverage for up to 12 months following termination, (v) acceleration of all equity awards granted before the Transition Date and (vi) acceleration of all equity awards granted after the Transition Date to the extent that the awards would have vested had Mr. Lauber served as an employee of the Company for an additional 12 months after such termination.

If Mr. Lauber’s employment is terminated by the Company without cause or due to his resignation for good reason within a period of three months before and twelve months after the consummation of a Change in Control (as defined in the Plan) (such period, the “Change in Control Protection Period”), he will be entitled to the following, in addition to any accrued amounts, subject to his execution and non-revocation of a release of claims agreement: (i) any earned, unpaid annual bonus for the year prior to the year of termination, (ii) a pro-rated portion of the Executive’s target bonus for the year of termination, (iii) continued payment of his base salary for 18 months following termination, (iv) continued group health coverage for up to 12 months following termination and (v) acceleration of all equity awards held by Mr. Lauber. In addition, to the extent that any payment or benefit received in connection with a change in control of the Company would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a “best net” reduction if such reduction would result in a greater net after-tax benefit to Mr. Lauber than receiving the full amount of such payments.

Under the Employment Agreement, Mr. Lauber will be subject to twelve-month post-termination non-compete and non-solicit covenants as well as a perpetual confidentiality covenant.

The foregoing description of each of the CEO Award Agreement and Employment Agreement do not purport to be complete and are each qualified in their entirety by reference to the complete text of the CEO Award Agreement and Employment Agreement, respectively, each of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2025.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 13, 2025, the Company held its Annual Meeting of Stockholders (the “Meeting”). A total of 82,404,312 shares of the Company’s Class A, Class B, and Class C common stock (collectively, “Common Stock”) were present in person or represented by proxy at the Meeting, representing approximately 92.98% of the Company’s outstanding Common Stock as of the April 22, 2025 record date.

The following are the voting results for the proposals considered and voted upon at the Meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 30, 2025. The results were as follows:

Item 1 - Election of three Class II director nominees to the Board for a term of office expiring on the date of the Company’s annual meeting of stockholders to be held in 2028 and until their respective successors have been duly elected and qualified.

	Votes FOR	Votes WITHHELD	Broker Non-Votes
Christopher N. Cruz	251,221,433	13,814,409	7,704,079
Seth Dallaire	264,407,659	628,183	7,704,079
Sarah Grover	247,794,835	17,241,007	7,704,079

Item 2 - Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
270,119,015	2,573,927	46,979	0

Item 3 - Approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
261,899,806	3,032,368	103,668	7,704,079

Based on the foregoing votes, each of Christopher N. Cruz, Seth Dallaire and Sarah Grover were elected as a Class II director, Item 2 was approved and Item 3 was approved. No other items were presented for shareholder approval at the Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2025

SHIFT4 PAYMENTS, INC.

By:	/s/ Jordan Frankel
Name:	Jordan Frankel
Title:	Secretary, General Counsel and Executive Vice President, Legal, Risk and Compliance